                                                                   EXHIBIT 10.12

                        BENTLEY SECURITIES CORPORATION
                               885 Third Avenue
                                  24th Floor
                           New York, New York 10022
                                  __________
                               Tel: 212-848-1040
                               Fax: 212-826-2390



                                         May 17, 1996


Amerac Energy Corporation
700 Louisiana, Suite 3330
Houston, Texas 77002

ATTN:     Mr. Jeffrey B. Robinson
          President
          Chief Executive Officer

Gentlemen:

        Bentley Securities Corporation ("Bentley") in conjunction with Nicoletti & Company Inc. is pleased to assist Amerac Energy Corporation ("Amerac" or the "Company) in raising Equity Financing through a best efforts private placement. This letter (the "Agreement") is to confirm our mutual understanding with respect to this engagement.

   I.   Proposed Transaction  Amerac desires to raise new long-term capital
        --------------------
        for refinancing, acquisitions and capital expenditures.

  II.   Services to be Provided.  Bentley will provide the following financial
        -----------------------
        advisory services on behalf of the Company, as the Company may request:

        A. Appropriate review and analysis of Amerac's operations, capital structure, financial information (historical and projected) and business plan;

        B. Appropriate assistance in the preparation of a Private Placement Memorandum of the Company (the "Financing Memorandum"), including structuring the proposed financing as may be appropriate;

        C. Identifying and contacting appropriate potential institutional and other "accredited investors," as defined in Regulation D under the Securities Act of 1933, as amended (the "Investors") and assisting the Company in the negotiation of appropriate financing arrangements;

      Member of the National Association of Securities Dealers (N.A.S.D)

        D. Other appropriate financial advisory assistance to the Company as may pertain to this Agreement (including advice with regard to its existing Senior Preferred Stock) and as may be mutually agreed upon by the Company and Bentley. Any services outside the scope of this Agreement shall be covered by a separate engagement letter.

III.    Definitions.  For the purposes of this Agreement:
        -----------

        A. Equity Financing shall mean the raising of funds by the Company through the issuance of common stock, preferred stock, and/or other securities convertible, exchangeable or exercisable into common stock. No fees, however, will be paid in connection with common stock sold by the Company to any party or an affiliate of any party who participated as a purchaser in the purchase of the Company's common stock from Investment Limited Partnership or the purchase of the Company's $4.00 Senior Preferred Stock from Snyder Oil Corporation.

        B. Financing shall include the availability or commitment of funds which can be drawn down immediately or otherwise as agreed to by the Company, whether or not such funds are taken down by the Company. The Financing Fee shall apply to any or all Financing, whether taken down or not.

        C. The Financing Fee is due and payable pro rata upon the takedown of
                                                --- ----
           any portion of the Financing committed pursuant to the terms of any Financing. The entire balance of the Financing Fee is due at the time of the final takedown.

IV.     Exclusive Financial Advisor.  During the Term of this Agreement, Bentley
        ---------------------------
        will serve as exclusive financial advisor to, and private placement agent, on a best efforts basis for, Amerac in order to identify and help secure Equity Financing for the Company. During the Term of this Agreement, any Equity Financing (as defined in Section III above) of the Company, whether arranged by Bentley or otherwise, shall be considered as a Equity Financing as to which the Company shall be subject to the Financing Fees due to Bentley, as provided for below in Section V.

  V.    Professional Fees.  The Company will pay Bentley for its services under
        -----------------
        this Agreement as provided for below:

        A. A non-refundable financial advisory fee for services rendered of 50,000 shares of Amerac Common Stock payable to Bentley or its designee upon execution of this Agreement.

        B. A non-refundable financial advisory fee of $5,000 per month, payable in Amerac common stock to Bentley or its designee. The number of shares to be paid in connection with each month's fee shall be determined by dividing the average of the closing common stock bid price for each trading day of the month to which the payment relates into $5,000. For purposes of this Section V.(B.), a month will begin on the date that Amerac requests that Bentley begin work on the Equity Financing and end one day earlier in the following month.

        C. Contingent upon the closing(s) of a Equity Financing, a contingent fee (the "Financing Fee") in an amount equal to six percent (6%) of the aggregate dollar amount of all Equity Financing raised.

        D. In connection with any Equity Financing provided by Cardinal Investment Company, Inc. or its principals, Bentley's contingent fee described in Section V.(C.) above will be three percent (3%). In connection with certain other Investors, Bentley may, upon the Company's request, reduce its contingent fee to three percent (3%), or remit up to one-half of its six percent (6%) contingent fee to another securities firm.

        E. Nicoletti & Company Inc. agrees that simultaneous with closing of an Equity Financing it will directly, or through an affiliate, purchase securities identical to those sold to Investors at any such closing. The dollar amount of such purchase shall equal one-half of the Equity Financing Fee paid by Amerac to Bentley (less any fee which Bentley remits to another securities firm) at any given closing.

  VI.   Non Equity Financing. Should an Investor(s) with whom Bentley holds
        --------------------
        discussions concerning an Equity Financing provide funds to the Company in other than an Equity Financing, Bentley and the Company will agree as to what Financing Fees, if any, are due Bentley in connection with such non-Equity Financing. In reaching such agreement Bentley and the Company will consider, among other things, (1) whether or not the Investor was introduced to Amerac by Bentley, (2) the nature and term of the non-Equity Financing, and (3) Bentley's role in negotiating the terms of the Non-Equity Financing. It is understood, however, that the maximum Financing Fee requested by Bentley under this Section VI will be no greater than three percent (3%) of the aggregate dollar amount of non-Equity Financing provided by an Investor(s) with whom Bentley holds discussions concerning an Equity Financing. Nicoletti & Company Inc. will not be obligated to purchase securities associated with such non-Equity Financing(s).

 VII.   Expenses. In addition to any fees that may be payable to Bentley under
        --------
        this Agreement and regardless of the result of any of Bentley's efforts, the Company agrees to reimburse Bentley and/or Nicoletti & Company Inc. from time to time, upon request, for their reasonable out-of-pocket expenses associated with their activities contemplated under this Agreement.

 VIII.  Use of Information The Company will furnish Bentley with such
        ------------------
        information as Bentley reasonably believes appropriate to this assignment (and may, in its sole discretion, approve other information provided by Bentley) (all such information so furnished and/or approved by the Company being hereinafter referred to as the "Information"). The Company recognizes and confirms that Bentley (I) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services, and in rendering any advice contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information, and (iii) will not make an appraisal of any assets of the Company or any party to a transaction with the Company. To the best of the Company's knowledge, the Information to be furnished by the Company, when delivered, will be true and correct in all material respects, and will not contain any material misstatement of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Bentley if it learns of any material inaccuracy or misstatement in, or material omission from, any Information delivered to Bentley.

  IX.   Indemnification.  It is understood that Bentley is being engaged
        ---------------
        hereunder solely to provide the services described above to the Company as an independent contractor, and that Bentley is not acting as an agent or fiduciary of, and shall have no liability to, any party in connection with its use of any Information. In addition, it is customary for Bentley and Nicoletti & Company Inc. and their related persons to be indemnified as provided in Annex A hereto, and the Company hereby so indemnifies Bentley, Nicoletti & Company Inc. and their related persons in accordance with the terms of Annex A, which is incorporated herein by reference.

   X.   Term.
        ----

            A. This Agreement shall terminate the earlier of completion of the Equity Financing or six months from the date that Amerac requests that Bentley begin work on the Equity Financing, unless extended by both parties in writing. Following the termination of this Agreement, Bentley will identify in writing to the Company the names of all Investors. Financing Fees will be due if at any time during an additional eighteen months after this Agreement is terminated ("Additional Term") Investors commit to provide Financing to the company.

            B. The provisions of this Agreement relating to the payment of fees and expenses and indemnification will survive any termination of this Agreement, subject to the following provisions: (I) with regard to the payment of fees, subject to the provisions noted in Section V above and in this Section X, (ii) with regard to the payment of expenses noted in
        Section VII, only to the extent that the expenses relate to Bentley activities which occur before this Agreement is terminated or, if during the Additional Term, only to the extent that the Bentley activities relate to Investors, or (iii) with regard to indemnification, subject to the provisions stated in Annex A.

  XI.   General Provisions.  This Agreement may not be amended or modified
        ------------------
        except in writing signed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. This Agreement will be binding on and inure to the benefit of the Company, Bentley, each Indemnified Party and their successors and assigns.

  XII.  Advertising.  The Company acknowledges that, upon conclusion of the
        -----------
        Financing, Bentley may place at Bentley's own expense, an announcement(s) in such newspapers and periodicals as Bentley may choose, stating that Bentley has acted as exclusive financial advisor to the Company regarding the Financing.

 XIII.  Company's Authority.  Bentley will have no authority under this
        -------------------
        Agreement to bind the Company in any way to any other party. In addition, nothing contained in this Agreement will require the Company to accept the terms of any proposal.

     Please confirm that the foregoing correctly sets forth our Agreement by signing and dating the enclosed duplicate of this letter Agreement in the space provided and returning it, whereupon this letter Agreement shall constitute a binding agreement as of the date of countersignature.

                              Sincerely,

                              BENTLEY SECURITIES CORPORATION

                              By:  /s/ William P. Nicoletti
                                 __________________________________
                                   William P. Nicoletti
                                   Senior Advisor
                                   Investment Banking


                              NICOLETTI & COMPANY INC.

                              By:  /s/ William P. Nicoletti
                                 ----------------------------------
                                   William P. Nicoletti
                                   Managing Director

ACCEPTED AND AGREED:

AMERAC ENERGY CORPORATION

By:  /s/ Jeffrey B. Robinson
     _________________________
     Jeffrey B. Robinson
     Chief Executive Officer

Date:  5/17/96

                           Amerac Energy Corporation
                           700 Louisiana, Suite 3330
                             Houston, Texas 77002



                           INDEMNIFICATION AGREEMENT
                           -------------------------



                                                         May 17, 1996



Bentley Securities Corporation
885 Third Avenue, 24th Floor
New York, NY  10022


Gentlemen:


  Amerac Energy Corporation (referred to herein as the "Company") hereby agrees to indemnify and hold harmless Bentley Associates L.P. and Bentley Securities Corporation ("Bentley"), Nicoletti & Company Inc., William P. Nicoletti, Oliver
D. Cromwell, and any directors, officers, agents, advisors and employees of Bentley, (all of the foregoing being referred to herein individually as "Indemnified Party" or collectively as "Indemnified Parties") from and against any losses, claims, damages or liabilities, joint or several, (or actions in respect thereof) to which such Indemnified Party may become subject related to or arising out of (I) any Company transaction in which Bentley has become involved or the engagement of Bentley under the letter Agreement to which this is annexed or (ii) any Indemnified Party's activities in connection therewith, and will reimburse each Indemnified Party for all expenses (including counsel fees and expenses) as they are incurred by each Indemnified Party in connection with investigating, preparing or defending any such action or claim, whether or not in connection with pending or threatened litigation in which such Indemnified Party is a party. The Company will not, however, be responsible under the foregoing indemnification for any losses, claims, damages, liabilities or expenses to the extent that it is finally judicially determined that the losses, claims, damages, liabilities or expenses resulted primarily from Bentley or any
Indemnified Party's bad faith, willful malfeasance or gross negligence.   The
Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company or the Company's shareholders for or in connection with such engagement except for any such liability for losses, claims, damages, liabilities or expenses incurred by the Company or the Company's shareholders to the extent that it is finally judicially determined that the losses, claims, damages, liabilities or expenses resulted primarily from Bentley's or any Indemnified Party's bad faith, willful malfeasance or gross negligence; provided, however, that in no event shall the aggregate amount of any and/or all liabilities of the Indemnified Parties to the Company exceed the fees paid or payable to Bentley with respect to the engagement of Bentley under the letter Agreement to which this is annexed.

  The Company and the Indemnified Parties agree that if any indemnification or reimbursement sought pursuant to the preceding paragraph is finally determined to be unavailable (except with respect to indemnification unavailable for the reasons specified in the preceding paragraph), then (whether or not any Indemnified Party is the person entitled to Indemnification or reimbursement) the Company and the Indemnified Parties shall contribute to the losses, claims, liabilities, damages and expenses for which such indemnification or reimbursement is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and the Indemnified Parties on the other, in connection with the transaction contemplated herein, subject to the limitation that in any event the Indemnified Parties' aggregate contribution to all losses, claims, liabilities, damages and expenses with respect to which contribution is available hereunder shall not exceed the amount of fees actually received by the Indemnified Parties hereunder. It is hereby agreed that the relative benefits to the Company, on the one hand, and the Indemnified Parties, on the other, with respect to any transaction or proposed transaction contemplated herein shall be deemed to be in the same proportion as (I) the total value of the transaction contemplated herein, less all payments made by Company for which Indemnity is due hereunder, bears to (ii) the fee paid to the Indemnified Parties with respect to such transaction.

  The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

  This agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in such State. Both parties hereby consent, solely for the purpose of allowing an indemnified party to enforce its rights hereunder, to personal jurisdiction and service and venue in any court in which any claim for which indemnification may be sought hereunder is brought against any other indemnified party.

  This agreement may not be amended or otherwise modified except by an instrument signed by both Bentley and the Company. If any provision hereof shall be determined to be invalid or unenforceable in any respect, such determination shall not affect such provision in any other respect or any other provision of this agreement, which shall remain in full force and effect. If there is more than one indemnitor hereunder, each indemnifying person agrees that its liabilities hereunder shall be joint and several.

  The foregoing indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Indemnified Party and shall survive the completion or any termination of the services contemplated in the letter Agreement to which this is annexed, and shall survive any termination of the letter Agreement to which this is annexed.

                              Very truly yours,

                              AMERAC ENERGY CORPORATION


                              By:  /s/  Jeffrey B. Robinson
                                   ____________________________
                                   Mr. Jeffrey B. Robinson
                                   President, Chief Executive Officer


Acknowledged and Agreed to:

BENTLEY SECURITIES CORPORATION


By:  /s/ William P. Nicoletti
     ___________________________
     William P. Nicoletti
     Senior Advisor
     Investment Banking